Exhibit 24

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint John C. Roche, J. Kendall Huber, Jeffrey M. Farber, and Dennis F. Kerrigan, each of them singly, our true and lawful attorneys, with full power in each of them, to sign for and in each of our names and in any and all capacities, the Form 10-K of The Hanover Insurance Group, Inc. (the "Company") and any other filings made on behalf of said Company pursuant to the requirements of the Securities Exchange Act of 1934, and to file the same with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.  Witness our hands and common seal on the date set forth below.

Signature	Title	Date

/s/ John C. Roche		February 18, 2020
John C. Roche	President, Chief Executive Officer and Director

/s/ Jeffrey M. Farber		February 18, 2020
Jeffrey M. Farber	Executive Vice President and Chief Financial Officer

/s/ Warren E. Barnes		January 29, 2020
Warren E. Barnes	Senior Vice President, Corporate Controller and Principal Accounting Officer

/s/ Kevin J. Bradicich		January 22, 2020
Kevin J. Bradicich	Director

/s/ Jane D. Carlin		January 17, 2020
Jane D. Carlin	Director

/s/ P. Kevin Condron		January 17, 2020
P. Kevin Condron	Chairman of the Board

/s/ Cynthia L. Egan		January 21, 2020
Cynthia L. Egan	Director

/s/ Daniel T. Henry		January 16, 2020
Daniel T. Henry	Director

/s/ Wendell J. Knox		January 16, 2020
Wendell J. Knox	Director

/s/ Kathleen S. Lane		January 17, 2020
Kathleen S. Lane	Director
/s/ Michael D. Price		January 17, 2020
Michael D. Price	Director

/s/ Joseph R. Ramrath		January 24, 2020
Joseph R. Ramrath	Director

/s/ Harriett Tee Taggart		January 18, 2020
Harriett Tee Taggart	Director